Exhibit 99.1

Kaleyra Receives NYSE Non-Compliance Letter Regarding Market Capitalization Deficiency

NEW YORK – April 6, 2022—Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), a rapidly growing omnichannel business communications platform, announced that on April 3, 2023, the Company received a written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Company no longer satisfies the continued listing standards set forth under Section 802.01B of the NYSE’s Listed Company Manual because the average market capitalization of the Company over a consecutive 30 trading-day period was less than $50 million and, at the same time, the Company’s last reported stockholders’ equity was less than $50 million (the “Market Capitalization Deficiency”). As of March 31, 2023, the 30 trading-day average market capitalization was approximately $31.5 million, and its last reported stockholders’ equity was $42.2 million as of December 31, 2022.

In accordance with applicable NYSE procedures, the Company has 45 days from receipt of the Notice to submit a business plan advising the NYSE of the definitive action(s) the Company has taken, or is taking, that would bring it into compliance with continued listing standards within 18 months of receipt of the Notice. The NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the 18-month period. If the NYSE accepts the plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18-month period, subject to the Company’s compliance with the other continued listing standards of the NYSE and continued periodic review by the NYSE of the Company’s progress with respect to its plan.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Company’s common stock will continue to trade on the NYSE under the symbol “KLR” with the designation of “.BC” to indicate the status of the shares as “below criteria.”

The Notice does not affect the Company’s reporting obligations with the Securities and Exchange Commission, and it does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

The NYSE also confirmed in the Notice that the Company has regained compliance with the average closing price continued listing criteria. The NYSE previously notified the Company on November 7, 2022 that it was not in compliance with the continued listing criteria set forth in Section 802.01C of the NYSE’s Listed Company Manual, as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. The NYSE confirmed in the Notice that, as of March 31, 2023, the Company’s stock price was above the NYSE’s minimum requirement of $1.00 based on a 30 trading-day average.

About Kaleyra

Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) is a global group providing mobile communication services to financial institutions, e-commerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide.

Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, e-mail, voice services, and chatbots.

Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1600 operator connections in 190+ countries, including all tier-1 US carriers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its omnichannel and other product and global customer developments, its expectations, beliefs, intentions, plans, prospects or strategies regarding the future revenue (including revenue guidance) and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic, and any anticipated lessening of such impact, and the broader market volatility and geopolitical and macroeconomic factors on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by Kaleyra in light of its experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including Kaleyra’s ability to regain compliance with the NYSE Listing Company Manual, the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, including any variability by geography, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, that Kaleyra will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, and the impact of other geopolitical and macroeconomic factors such as the war in Ukraine, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Kaleyra Contacts

Marketing Contacts:

Zephrin Lasker

Executive Vice President, Marketing & Strategic Alliances

zephrin.lasker@kaleyra.com

Lori Perkins

Senior Director – Marketing and Communications

lori.perkins@kaleyra.com

Investor Contacts:

Colin Gillis

Vice President of Investor Relations

colin.gillis@kaleyra.com

Shannon Devine or Mark Schwalenberg

MZ North America

203-741-8811

KLR@mzgroup.us